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                                                                    Exhibit 5.1


                               HALE AND DORR LLP

                               Counselors at Law

                  60 State Street, Boston, Massachusetts 02109

                        617-526-6000 - fax 617-526-5000

                                    November 16, 2000


Bottomline Technologies (de), Inc.

155 Fleet Street

Portsmouth, New Hampshire 03801

              Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3, as amended by that Amendment No. 1 to Registration Statement on Form S-3 (as amended, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of (i) 319,060 shares of Common Stock, $.001 par value per share (the "Shares"), of Bottomline Technologies (de), Inc., a Delaware corporation (the "Company"), and (ii) 307,882 shares of Common Stock, $.001 par value per share, of the Company (the "Warrant Shares") issuable to Nevada Bond Investment Corp. II upon the exercise of a common stock purchase warrant dated June 9, 2000 (the "Warrant"). The Shares and the Warrant Shares are collectively referred to herein as the Shares. All of the Shares are being registered on behalf of certain stockholders of the Company.

     We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.


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     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable and the Warrant Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Warrant, will be duly authorized and validly issued, fully paid and non-assessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,


                              /s/ Hale and Dorr LLP
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                              HALE AND DORR LLP


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